                                COASTCAST CORPORATION
                          COMPUTATION OF PER SHARE EARNINGS
                                     (UNAUDITED)


                                                      THREE MONTHS               SIX MONTHS
                                                      ENDED JUNE 30,            ENDED JUNE 30,
                                                 ----------------------    ----------------------
                                                    1997        1996          1997         1996
                                                 ---------    ---------    ---------    ---------
Common stock outstanding at beginning of period  8,794,334    8,760,960    8,777,890    8,734,694
   Repurchase of common stock                            -            -            -         (700)
   Exercise of options                                   -       27,539       16,444       54,505
                                                 ---------    ---------    ---------    ---------
Common stock outstanding at end of period        8,794,334    8,788,499    8,794,334    8,788,499
                                                 ---------    ---------    ---------    ---------
                                                 ---------    ---------    ---------    ---------

Weighted average shares outstanding              8,794,334    8,779,108    8,789,286    8,762,333

Dilutive effect of stock options after application of
   treasury stock method                            88,046      395,783      129,812      290,019
                                                 ---------    ---------    ---------    ---------
          Total                                  8,882,380    9,174,891    8,919,098    9,052,352
                                                 ---------    ---------    ---------    ---------
                                                 ---------    ---------    ---------    ---------

Net income                                       2,816,000    5,004,000    4,014,000    8,522,000
                                                 ---------    ---------    ---------    ---------
                                                 ---------    ---------    ---------    ---------

Net income per share and common
   equivalent per share                             $  .32       $  .55       $  .45       $  .94
                                                 ---------    ---------    ---------    ---------
                                                 ---------    ---------    ---------    ---------

                                                  Exhibit 11.1


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